                                                                  Exhibit 99.(i)


                                                               DORSEY LETTERHEAD

Advantus Series Fund, Inc.
400 Robert Street North
St. Paul, Minnesota 55101


Dear Sir/Madam:

          Reference is made to the Registration Statement on Form N-1A (file No. 2-96990) which you will file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 for the purpose of the registration for sale by the eight separate portfolios of Advantus Series Fund, Inc. (the "Fund") of an indefinite number of shares of the Fund's Common Stock, par value $.01 per share.

          The Registration Statement is being filed in connection with the offering by the following six Fund portfolios of newly created Class 1 Common
Shares:

     Series B   Common Shares (currently named the "Bond Portfolio")

     Series E   Common Shares (currently named the "Mortgage Securities
                Portfolio")

     Series F   Common Shares (currently named the "Index 500 Portfolio")

     Series P   Common Shares (currently named the "Index 400 Mid-Cap
                Portfolio")

     Series T   Common Shares (currently named the "International Bond
                Portfolio")

     Series V Common Shares (currently named the "Real Estate Securities Portfolio")

Shares of such six portfolios outstanding on August 17, 2007 have been redesignated as Class 2 Shares.

          We are familiar with the proceedings to date with respect to the proposed sale by the Fund, and have examined such records, documents and matters of law and have satisfied ourselves as to such matters of fact as we consider relevant for the purposes of this opinion. We have assumed, with your concurrence, that no portfolio has issued or will issue shares in excess of the number authorized in the Fund's Articles of Incorporation or Certificates of Designation.

          We are of the opinion that:

          (a)  the Fund is a legally organized corporation under Minnesota law;
               and

          (b) the shares of Common Stock to be sold by the eight separate portfolios of the Fund will be legally issued, fully paid and nonassessable when issued and sold upon the terms and in the manner set forth in said Registration Statement of the Fund.

Advantus Series Fund, Inc.
August 17, 2007
Page 2


          We consent to the reference to this firm under the caption "Service Providers" in the Prospectus, under the caption "Investment Advisory and Other Services - Legal Counsel" in the Statement of Additional Information, and to the use of this opinion as an exhibit to the Registration Statement.

Dated: August 17, 2007

                                        Very truly yours,


                                        /s/ Dorsey & Whitney LLP

                                        Dorsey & Whitney LLP

MJR